                                                                    EXHIBIT 10.2

                               SUBLEASE AGREEMENT
                               ------------------

         This Sublease Agreement ("Sublease") is made as of ____________, 1997 by and between Nova Link USA Corporation, a Massachusetts corporation (hereinafter referred to as "Sublessee"), and Merkert Enterprises, Inc., a Massachusetts corporation (hereinafter referred to as "Sublessor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to a Lease dated as of July 30, 1990 between Toomey-FitzgeraldDelong, Inc., a Massachusetts corporation, as Lessee, (hereinafter referred to as "Toomey") and Thomas J. Flatley d/b/a The Flatley Company (hereinafter referred to as "Landlord"), Landlord leased certain space to Toomey (such Lease, as so amended, is referred to herein as the "Lease"), a copy of which is attached hereto as EXHIBIT A; and

         WHEREAS, pursuant to an Assignment of Lease and Consent to Assignment Agreement ("Assignment") dated April 14, 1997 between Toomey and Sublessor, Toomey assigned its rights as Lessee under the Lease to Sublessor.

         WHEREAS, Sublessee desires to sublet from Sublessor a portion of the Premises referred to in the Lease.

         NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, mutually covenant and agree as follows:

         1 . SUBLET PREMISES. Sublessor does hereby sublease to Sublessee and Sublessee does hereby sublease from Sublessor, for the term and upon the conditions hereinafter provided, the Sublet Premises, being an area of approximately 12,399 square feet of rentable floor area on the fourth (4th) floor, known as Suite 400 of the Framingham Office Park, 1671 Worcester Road, Framingham, MA 01701, together with the right to use in common with others entitled thereto, the hallways, stairways and elevators necessary for access to the Sublet Premises (collectively, the "Sublet Premises"). Sublessee shall have unlimited access to the Sublet Premises, twentyfour hours per day, seven days per week, without prior notification of any person or party and shall be provided with keys and access codes to any and all alarm systems, entry devices, and the like which would affect Sublessee's ability to access the Sublet Premises at any time.

         2. TERM. The term of this Sublease shall commence on October 15, 1997 and shall end at 11:59 p.m. on September 30, 2000, or on such earlier date upon which said term may expire or be terminated pursuant to a termination of the Lease or any of the conditions or limitations or other provisions of this Sublease or pursuant to law. In the event Landlord has not consented to this Agreement by October 15, 1997, provided Landlord's failure to consent is not caused by an issue within Sublessee's control other than Sublessee's refusal to alter a material term or condition of this Sublease, Sublessee shall receive one
(1) free day of rent for each day thereafter that Landlord has not consented; provided, however, that Sublessee shall have the right to terminate this Sublease if Landlord has not consented by November 1, 1997. Sublessor shall have the right to terminate this Sublease if Landlord fails to consent by November 8, 1997, and Sublessee has not yet terminated. Notwithstanding anything in this Sublease to the contrary, Sublessee acknowledges and agrees that all provisions of the Lease with respect to Sublessor's Option to Extend (as described in Section 40 of the Lease) shall not operate for the benefit of Sublessee and may not be enforced by Sublessee, except as may be otherwise expressly agreed in writing by Sublessor and Sublessee. Sublessor agrees that Sublessee shall have reasonable access to the Sublet Premises on prior notice to Sublessor for the purpose of installing, repairing, and/or upgrading utilities and telecommunications systems at the Sublet Premises from the date Landlord consents to this Agreement and Sublessee presents a certificate of insurance acceptable to Sublessor.

         3. RENT. During the term of this Sublease, the rent payable by Sublessee shall be the sum of Sixteen Thousand Five Hundred Thirty-two Dollars ($16,532.00), consisting of the following:

                  Year One:   Base rent of $14.00 per square foot ("Base Rent"),
                              plus a $2.00 per square foot charge for operating expenses, real estate taxes and reimbursement of lease transaction costs ("Additional Rent").

                  Years Two
                  and Three:  Base Rent of $15.00 per square foot, plus a $1.00 per square foot charge for Additional Rent.

         Notwithstanding anything in this Sublease to the contrary, Base Rent and Additional Rent shall begin to accrue on November 1, 1997, and continue thereafter on the first day of each and every calendar month during the term of this Sublease. All payments of Base Rent and Additional Rent shall be paid to Sublessor in advance of each month for which such rent is due.

         Within three (3) days of Landlord's consent to this Sublease, but in no event later than the date of occupancy, the installments of rent for the first and last months of the term of this Sublease shall be paid by Sublessee. Sublessor shall hold all moneys paid to it by Sublessee as prepaid rent in an interest-bearing account, segregated from Sublessor's other assets and shall pay all interest accruing thereon annually to Sublessee.

         If the obligation of Sublessee to pay rent hereunder begins on a day other than on the first day of a calendar month, rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly installment for each day payable in advance. The monthly Base Rent, Additional Rent and any other charges herein reserved or payable shall be paid to Sublessor at the address specified in
Section 22 hereof, or at such other place as Sublessor may designate in writing, in lawful money of the United States of America without demand therefor and without any deduction, set-off or abatement whatever.

         4. REAL ESTATE TAXES AND OPERATING COSTS. Sublessee agrees to pay Sublessor, as Additional Rent under this Sublease, Sublessee's pro rata share, of (i) the amount by which the actual real estate taxes for the applicable fiscal year exceed the real estate taxes for the base year

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and (ii) the amount by which the operating expenses for the applicable operating year exceed the operating expenses for the base year. The base year shall be fiscal year 1997 for purposes of computing any increase in real estate taxes and calendar year 1997 for purposes of computing any increase in operating expenses. Sublessee's pro rata share shall equal the square footage of the Sublet Premises divided by the aggregate of all the rentable square footage (whether or not rented or improved) within the building. Sublessee shall be responsible for paying all utility charges in respect of the Sublet Premises, including without limitation any charges for electricity related to the Sublet Premises. Sublessee shall also pay to Sublessor, as Additional Rent, all charges for any additional services requested by and provided to Sublessee, including, without limitation, charges and fees for after-hours heating and air-conditioning services pursuant to Section 12 of the Lease, or as may otherwise be agreed between Sublessee and Landlord. Any Additional Rent which may be payable to Sublessor shall be apportioned during the year in which the term of this Sublease commences and during the year in which such term shall end, such that Sublessee shall be obligated to pay a proportionate share of such Additional Rent which is attributable to the number of days of their term hereof which are included in the period for which such Additional Rent is payable by Sublessor under the Lease. Sublessee shall pay Additional Rent within thirty (30) days of receipt of this statement. Sublessee's obligations to pay Additional Rent shall survive the termination of this Sublease.

         5. AFTER HOURS AIR-CONDITIONING AND HEATING. Landlord and Sublessor hereby acknowledge and agree that the Lease is hereby amended to reflect the parties' agreement that air-conditioning, heating and ventilation shall be provided to the Sublet Premises from 8:00 AM to 7:00 PM Monday through Friday and from 8:00 AM to 1:00 PM on Saturdays and that the cost of any additional air-conditioning, heating and/or ventilation requested by the Sublessee for the Sublet Premises shall be fixed at the rate of Ten Dollars ($10.00) per hour.

         6. SECURITY DEPOSIT. Upon execution of this Sublease, Sublessee shall pay to Sublessor the sum of Sixteen Thousand Five Hundred and Thirty-two Dollars ($16,532.00), and within three days of the date Landlord consents to this Sublease, Sublessee shall pay to Sublessor an additional sum of Sixteen Thousand Five Hundred and Thirty-two Dollars ($16,532.00) as security (the "Security Deposit) for the faithful performance by Sublessee of its obligations hereunder. The Security Deposit shall be paid to Sublessor in cash. In the event of an Event of Default (as defined in Section 19 hereof), Sublessee hereby authorizes Sublessor, at Sublessor's election (with notice to Sublessee) and with or without terminating this Sublease and without prejudice to any other right or remedy Sublessor may have, to apply all or any portion of the Security Deposit necessary to remedy such default. If said Security Deposit or portion thereof is so applied, Sublessee, upon demand by Sublessor, shall within seven (7) days after written notice therefor from Sublessor, deposit with Sublessor an amount equal to the amount of the Security Deposit so applied. Any unapplied cash portion of the Security Deposit shall be held by Sublessor in a separate escrow account and interest earned thereon shall be paid to Sublessee on an annual basis. On November 1, 1998, a payment in an amount equal to one (1) month's rent (including any Additional Rent) shall be deducted from the Security Deposit and applied towards Sublessee's obligations hereunder without any objection on the part of Sublessor or demand to reinstate such portion of the Security Deposit so applied, provided that Sublessee has never been and is not currently in default under this Agreement. Any portion of the Security Deposit remaining at the end of the term of this Sublease shall be refunded to Sublessee.

          7. USE; SIGNS. Sublessee will use and occupy the Sublet Premises solely for general office purposes. Without the prior written consent of Landlord and Sublessor, the Sublet Premises will not be used for any other purposes. Landlord hereby consents that Sublessee shall be entitled to place one
(1) exterior sign on the existing marquee at the Sublet Premises, provided the same is consistent with the size, design and quality of the existing sign and such sign complies with all applicable zoning laws.

          8. CONDITION OF SUBLET PREMISES. Sublessee hereby acknowledges that the Sublet Premises are hereby subleased in an as is condition, without any representations or warranties made on the part of Sublessor; provided, however, that (1) Sublessor hereby warrants and represents that there are no known material defects to or in the Sublet Premises which have not been previously disclosed in writing to Sublessee; and (2) Sublessor shall forthwith remove any and all trash, debris and personal property located in the Sublet Premises at no cost to Sublessee, including but not limited to that certain commercial refrigerator located in the mechanical room, and promptly repair any damage to the Sublet Premises caused by such removal. Sublessor hereby acknowledges that Sublessee requires access to the Sublet Premises and, in particular, the mechanical room for the purposes of installing utilities and telecommunications equipment and that in the event such refrigerator is not removed prior to the date Landlord consents to the Sublease, Sublessee shall be entitled to an abatement of rent equal to the number of days for which it remains at the Sublet Premises.

          9. ALTERATIONS. In connection with the execution of this Sublease, Sublessee shall not make any structural alterations or additions to the Sublet Premises, but may make non-structural alterations (the "Sublessee Alterations") at any time and from time to time. All such Sublessee Alterations are subject to the Landlord's consent in accordance with the terms of the Lease. All such Sublessee Alterations shall be at Sublessee's sole cost and expense and shall be of such quality at least equal to the present construction. Without limitation of the foregoing, Sublessee agrees that its general contractor shall be licensed, insured and bonded in the Commonwealth of Massachusetts and shall be subject to the review and approval of Landlord, which approval shall not be unreasonably withheld or delayed.

         If any Sublessee Alterations are made without Landlord's consent, Landlord may remove the same, and may correct, repair and restore the Sublet Premises and any damage arising from such removal, and Sublessee shall be liable for any and all costs and expenses incurred by Landlord in the performance of this work.

         10. SUBLESSEE'S PERSONAL PROPERTY. Upon the expiration or earlier termination of this Sublease, Sublessee shall remove all of its goods and effects from the Sublet Premises (including, without limitation, all signs and lettering affixed or painted by the Sublessee on the Sublet Premises), shall repair all damage resulting from such removal or its use of the Sublet Premises, and shall surrender the Sublet Premises, as so required, in good condition, subject only to reasonable wear and tear and to damage, if any, by fire or other casualty. The obligations of Sublessee as provided in this Section 10 shall survive the termination of this Sublease.

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


         11. TERMS OF LEASE. All of the terms, provisions, covenants and conditions of the Lease, as amended, are incorporated herein by reference and hereby made a part of this Sublease and, Sublessee hereby assumes all of the obligations and shall have all the rights of Sublessor as Tenant under the covenants, agreements, terms and provisions set forth in the Lease, but only to the extent they are applicable to the Sublet Premises and specifically excepting Sections 4, 5, 5A, 8, 20, 39, 40, 41, 42 and 43. In the event that any provision of this Sublease shall conflict with any provision of the Lease, this Sublease Agreement shall control. Sublessor shall have all of the rights of the Landlord under the Lease as against Sublessee and, as between the parties hereto, Sublessor agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder and to use commercially reasonable efforts to cause Landlord to observe and perform those applicable terms, covenants and conditions to be observed and performed by Landlord under the Lease with respect to the Sublet Premises.

         12. NON-DISTURBANCE AND ATTORNMENT. So long as Sublessee is not in default (after any required notice to Sublessee and beyond any period given Sublessee to cure such default) in the payment of rent or Additional Rent or in the performance of any of Sublessee's obligations under this Sublease, Landlord shall not interfere with Sublessee's rights and privileges under this Sublease or disturb Sublessee's occupancy of the Sublet Premises for any reason during the term of this Sublease. If Landlord succeeds to the interest of Sublessor under this Sublease by reason of the termination of the Lease, or by any other manner, Sublessee shall be bound to Landlord under this Sublease for the balance of the then remaining term (or any extension or renewal term, if applicable) of this Sublease with the same effect as if Landlord were the "Sublessor" under this Sublease and Sublessee, shall attom to Landlord as its landlord, said attornment to be effective and self-operative without the execution of any further instruments; provided, however, Sublessee shall be under no obligation to pay rent to Landlord until Sublessee receives written notice from Landlord that it has succeeded to the interest of Sublessor under this Sublease by reason of the termination of the Lease or by any other manner. Upon such attornment, to the extent of the then remaining balance of the term of this Sublease, Sublessee and Landlord shall, except as provided herein, have the same respective rights and obligations as Sublessee and Sublessor have under this Sublease. If Landlord shall so succeed to the interest of Sublessor under this Sublease by reason of the termination of the Lease, or by any other manner, Landlord shall be bound to Sublessee under this Sublease, and Sublessee shall have the same rights and remedies against Landlord for the breach of an agreement contained in this Sublease that Sublessee would have had under this Sublease against Sublessor if Landlord had not succeeded to the interest of Sublessor; provided, however, Landlord shall not be:

         (a) liable for (or be responsible for any cure or costs of cure of) any default or any act or omission of Sublessor, including any continuing condition that arose as a result of any such act or omission or otherwise prior to Landlord succeeding to Sublessor; or

         (b) subject to any offsets or defenses which Sublessee might have against Sublessor; or

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         (c)      bound by any rent or additional rent which Sublessee might have paid for more than the current month to Sublessor except the last month's rent as provided herein; or

         (d) bound by any amendment or modification of this Sublease made without Landlord's written consent; or

         (e) liable for or on account of any security deposit or other sums held by Sublessor unless the same was or were actually paid to and received by Landlord.

Sublessor and Sublessee shall provide to Landlord copies of all notices delivered to the other pursuant to this Sublease and such notices shall not be effective against Landlord unless and until so provided to Sublessor. The term "Landlord" shall be deemed to include Thomas J. Flatley d/b/a The Flatley Company, and any of his or its successors and assigns, including anyone who shall have succeeded to Sublessor's interest due to the termination of the Lease or otherwise.

         13. SUBLESSOR'S REPRESENTATIONS AND WARRANTIES. Sublessor hereby represents and warrants as follows, which representations and warranties shall survive the termination of this Sublease:

         (a) Sublessor is a duly organized and validly existing Massachusetts corporation in good standing with the Commonwealth of Massachusetts;

         (b) Sublessor has taken all necessary corporate action and has all necessary corporate authority to enter into this Sublease on the terms and conditions contained herein;

         (c) Sublessor is not bound by any agreement, corporate action or resolution, court order or other matter which would prohibit, prevent or affect the validity of this Sublease;

         (d) Nothing contained in the articles of organization, by-laws or other governing documents of Sublessor would prohibit, prevent or affect the validity of this Sublease; and

         (e) The undersigned Sidney D. Rogers is the duly authorized and validly elected Vice President of Sublessor and has been duly authorized by Sublessor to execute and deliver this Sublease.

         14. SUBLESSEE'S REPRESENTATIONS AND WARRANTIES. Sublessee hereby represents and warrants as follows, which representations and warranties shall survive the termination of this Sublease:

         (a) Sublessee is a duly organized and validly existing Massachusetts corporation in good standing with the Commonwealth of Massachusetts;

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


         (b) Sublessee has taken all necessary corporate action and has all necessary corporate authority to enter into this Sublease on the terms and conditions contained herein;

         (c) Sublessee is not bound by any agreement, corporate action or resolution, court order or other matter which would prohibit, prevent or affect the validity of this Sublease;

         (d) Nothing contained in the articles of organization, by-laws or other governing documents of Sublessee would prohibit, prevent or affect the validity of this Sublease; and

         (e) The undersigned Jon Radoff is the duly authorized and validly elected President of Sublessee and has been duly authorized by Sublessee to execute and deliver this Sublease.

         15. SUBLESSEE'S AND SUBLESSOR'S COVENANTS. Sublessee covenants and agrees that Sublessee will not do anything which would constitute a default under the Lease or omit to do anything which Sublessee is obligated to do under the terms of this Sublease and which would constitute a default under the Lease. Sublessor covenants and agrees to pay the rent and any Additional Rent payable as required under the Lease and not to do anything which would constitute or give rise to a default under the Lease.

         16. INDEMNIFICATION. To the fullest extent permitted by law, Sublessee shall and hereby does indemnify and hold Sublessor and Landlord harmless from and against any and all actions, claims, demands, damages, liabilities, expenses and judgments (including, without limitation, reasonable attorneys' fees) asserted against, imposed upon or incurred by Sublessor by reason of (a) any violation caused, by Sublessee, its agents, servants, employees or invitees, of any of the terms, covenants or conditions of the Lease or this Sublease, and (b) any damage or injury to persons or property occurring upon or in connection with Sublessee's use or occupancy of the Sublet Premises, except as a result of the intentional or grossly negligent acts or omissions of Landlord or Sublessor, or any of their respective agents, employees or invitees.

         17. ASSIGNMENT AND SUBLEASE. Notwithstanding any provision of the Lease to the contrary, Sublessee shall not assign, mortgage, pledge or otherwise encumber this Sublease, nor sublet the Sublet Premises or any part thereof, without in each obtaining the prior written consent of Landlord and Sublessor, which consent may be given or withheld in Landlord and Sublessor's reasonable discretion. Notwithstanding the foregoing, Sublessor shall not unreasonably withhold its consent to one or more sublettings requested by Sublessee, provided that Sublessee in each instance complies with all of the provisions of Section 31 of the Lease.

         18. BROKERS. Sublessee represents and warrants to Sublessor that it has not directly or indirectly dealt with any broker or agent with respect to the Sublet Premises other than Cushman & Wakefield and Meredith & Grew. Sublessee agrees to indemnify and hold harmless Sublessor against any claim by any other broker or agent arising out of a breach of Sublessee's representations and warranties in this Section 18. Sublessor represents and warrants to Sublessee that it has not directly or indirectly dealt with any broker or agent with respect to the Sublet Premises other than Cushman & Wakefield and Meredith & Grew. Sublessor agrees to indemnify and hold harmless Sublessee against any claim by any other broker or agent arising out a breach of Sublessor's representations and warranties in this Section 18.

         19. DEFAULTS AND REMEDIES. The following shall constitute an event of default (each, an "Event of Default") under this Sublease:

         (i) Sublessee shall fail to pay rent or other sums payable under this Sublease when due and such failure shall continue for seven (7) full business days after written notice has been given from Sublessor to Sublessee;

         (ii) Sublessee shall fail to cure any other default under this Sublease within thirty (30) days (or such further time as may be required to diligently cure the same) from written notice thereof from Sublessor to Sublessee;

         (iii) Sublessee shall make an assignment for the benefit of creditors, shall admit in writing its inability to pay its debts as they come due, or shall file a petition for liquidation or for reorganization or any arrangement or any other relief under any provision of any federal or state bankruptcy or insolvency law;

         (iv) an involuntary petition under any provision of any federal or state bankruptcy law shall be filed against Sublessee and not be dismissed within sixty (60) days thereafter; or

         (v) a lien or other encumbrance shall be filed against Sublessee's leasehold interest and not be discharged within fifteen (15) days thereafter.

         Sublessee covenants and agrees that upon the occurrence of an Event of Default, notwithstanding any termination of this Sublease under any of the provisions of this Section, whether by summary proceedings, or termination, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Sublease, become due if this Sublease had not been terminated and whether the Sublet Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the term, or for the whole thereof, provided that in the event the Sublet Premises be relet by Sublessor, Sublessee shall be entitled to a credit equal to the net amount of rent received by Sublessor in reletting, after deduction of all reasonable expenses incurred in reletting the Sublet Premises (including but not limited to remodeling costs, brokerage fees, and the like) and in collecting rent in connection therewith.

         In the event that Base Rent or other payments are not made by the date when such payments are due, then in addition to all other remedies otherwise available to Sublessor, said past due payments shall carry interest and be subject to a late charge as set forth in Section 51 of the Lease. Sublessee specifically agrees to pay any such interest and late charge to Sublessor along with the payment of Base Rent and other charges.

         20. ENTIRE AGREEMENT. This Sublease, together with those provisions of the Lease applicable hereto, contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the leasing of the Sublet Premises and Sublessor's obligations in connection therewith, and neither Sublessor nor any agent or representative of Sublessor has made or is making, and Sublessee in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease. The failure of Sublessee or Sublessor to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Landlord, Sublessee and Sublessor. No surrender of possession of the Sublet Premises or of any part thereof by Sublessee or of any remainder of the term of this Sublease shall release Sublessee from any of its obligations hereunder unless accepted by Sublessor in writing. The receipt and retention by Sublessor of monthly Base Rent or Additional Rent from anyone other than Sublessee shall not be deemed a waiver of the breach by Sublessee of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Sublessee from the further keeping, observance or performance by Sublessee of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublessor of monthly Base Rent or Additional Rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

         21. SUCCESSORS AND ASSIGNS. The obligations of this Sublease shall bind and benefit the successors and permitted assigns of the parties with the same effect as if mentioned in each instance where a party hereto is named or referred to.

         22. NOTICES. Any and all communications delivered hereunder shall be sent by first-class mail postage pre-paid, return-receipt requested or nationally recognized overnight courier: if to Landlord, at the addresses specified in Section 24 of the Lease; if to Sublessee, at 200 Friberg Parkway, Westborough, Massachusetts 01581, Attention: Jon Radoff, with a copy to Dennis Townley, Esquire, Hill & Barlow, One International Place, Boston, Massachusetts 02110; and if to Sublessor, at Merkert Enterprises, Inc., 500 Turnpike Street, Canton, Massachusetts 02021, Attn: Sidney D. Rogers, Jr., Vice President, or to such other address and attention as any of the above shall notify the others in writing.

         23. INSURANCE. Notwithstanding any provisions in the Lease to the contrary, Sublessee shall maintain the following insurance coverage:
Comprehensive public liability insurance in an amount not less than Three Million Dollars ($3,000,000.00) per occurrence, with property damage insurance in an amount not less than Five Hundred Thousand Dollars ($500,000.00), and otherwise consistent with Section 20 of the Lease.

         24. LANDLORD CHANGES. In the event Landlord, upon review of this Sublease, requests any minor non-material modifications to this Sublease, Sublessor and Sublessee agree to cooperate in making those changes and resigning this Sublease as necessary.

         IN WITNESS WHEREOF, Sublessee and Sublessor have duly executed this Sublease as of the day and year first above written.

Attest:                                 NOVA LINK USA CORPORATION

By:      /s/ Pat Bryant                 By:       /s/ J. Radoff
Name:    Pat Bryant                     Name:     Jon Radoff
Title:   Controller                     Title:    President

(Corporate Seal)

Attest:                                 MERKERT ENTERPRISES, INC.

By:      /s/ Michael S. Gold            By:       /s/ Sidney D. Rogers
Name:    Michael S. Gold                Name:     Sidney D. Rogers
Title:   Assistant Clerk                Title:    Vice President

Attest:                                 This Sublease, specifically Sections 5,
                                        7, 11, and 12 are agreed, assented and
By:      ____________________________   approved by: Thomas J. Flatley d/b/a The
Name:    ____________________________   Flatley Company
Title:   ____________________________
                                        By:       ___________________________
                                        Name:     ___________________________
                                        Title:    ___________________________

                               FIRST AMENDMENT TO
                               SUBLEASE AGREEMENT
                               ------------------


         WHEREAS, Merkert Enterprises, Inc., a Massachusetts corporation ("SUBLESSOR") and Nova Link USA Corporation, a Massachusetts corporation ("SUBLESSEE") have entered into a certain Sublease Agreement (the "Sublease"); and

         WHEREAS, the parties now wish to modify certain provisions thereof';

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. DEEMED CONSENT. The parties agree that that certain letter from Landlord (as defined in the Sublease) dated October 30, 1997 shall be deemed to be Landlord's consent as contemplated by Paragraphs 2 and 3 of the Sublease. As between Sublessor and Sublessee, Landlord shall be deemed to have consented as of the date of execution of this First Amendment by both parties hereto (the "DEEMED CONSENT DATE");

         2. SECURITY DEPOSIT. Paragraph 6 of the Sublease is hereby amended by the deletion and the replacement thereof with the following:

              6. SECURITY DEPOSIT. Sublessor hereby acknowledges receipt from Sublessee of the sum of Sixteen Thousand Five Hundred and Thirty-two Dollars ($16,532.00) as security (the "Security Deposit") for the faithful performance by Sublessee of its obligations hereunder. In the event of an Event of Default (as defined in Section 19 hereof), Sublessee hereby authorizes Sublessor, at Sublessor's election (with notice to Sublessee) and with or without terminating this Sublease and without prejudice to any other right or remedy Sublessor may have, to apply all or any portion of the Security Deposit necessary to remedy such default. If said Security Deposit or portion thereof is so applied, Sublessee, upon demand by Sublessor, shall within seven (7) days after written notice therefor from Sublessor, deposit with Sublessor an amount equal to the amount of the Security Deposit so applied. Any unapplied cash portion of the Security Deposit shall be held by Sublessor in a separate escrow account and interest earned thereon shall be paid to Sublessee on an annual basis. On December 1, 1998, the Security Deposit, together with any interest accrued thereon, shall be applied towards Sublessee's obligations hereunder without any objection on the part of Sublessor or demand to reinstate the Security Deposit as so applied.

         3. RENT COMMENCEMENT. The parties agree that Sublessee's obligation to pay rent, as set forth in Paragraph 3 of the Sublease, shall commence on the first business day which is at least fifteen ( 15) days after the Deemed Consent Date.

         4. WAIVER OF RIGHT TO TERMINATE. Each party hereby waives any right it may have or have had pursuant to the provisions of Paragraph 2 of the Sublease to terminate the Sublease for Landlord's failure to consent within the allotted time set forth therein.

         IN WITNESS WHEREOF, Sublessee and Sublessor have duly executed this Sublease as of this _____ day of November, 1997.


Attest:                                 NOVA LINK USA CORPORATION

By:    /s/ Angela Bull                  By:    /s/ J. Radoff
Name:  Angela Bull                      Name:  Jon Radoff
Title: Director                         Title: President


Attest:                                 MERKERT ENTERPRISES, INC.

By:    /s/ Michael S. Gold              By:    /s/ Sidney D. Rogers
Name:  Michael S. Gold                  Name:  Sidney D. Rogers
Title: Assistant Clerk                  Title: Vice President





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